UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COLUMBIA ETF TRUST I

(Exact Name of Registrant as Specified in Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S Employer Identification No.)

225 Franklin Street, Boston, Massachusetts 02110

(Address of Principal Executive Officers) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class to be Registered	I.R.S. Employer Identification Number
Columbia Research Enhanced Core ETF	NYSE Arca, Inc.	84-2473155
Columbia Research Enhanced Value ETF	NYSE Arca, Inc.	84-2479594

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209996; 811-22736

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Columbia Research Enhanced Core ETF and Columbia Research Enhanced Value ETF, series of Columbia ETF Trust I (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 15 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-209996; 811-22736) filed on July 26, 2019, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1.	Amended and Restated Declaration of Trust, effective April 15, 2016, is incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement No. 333-209996 of the Registrant (Exhibit (a)(2)), filed on May 31, 2016.

(1)(a)	Amendment No. 1 to the Agreement and Declaration of Trust, dated April 15, 2016, is incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement No. 333-209996 of the Registrant (Exhibit (a)(3)), filed on February 28, 2018.

(1)(b)	Amendment No. 2, dated June 19, 2018, to the Agreement and Declaration of Trust, dated April 15, 2016, is incorporated by reference to Post-Effective Amendment No. 10 to Registration Statement No. 333-209996 of the Registrant (Exhibit (a)(4)), filed on July 17, 2018.

(2)(c)	Amendment No. 3, dated June 19, 2019, to the Agreement and Declaration of Trust, dated April 15, 2016, is incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement No. 333-209996 of the Registrant (Exhibit (a)(4)), filed on July 26, 2019.

2.	By-laws, as amended March 3, 2016, are incorporated by reference to Registration Statement No. 333-209996 of the Registrant (Exhibit (b)), filed on March 7, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLUMBIA ETF TRUST I

Date: September 24, 2019	By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President and Principal Executive Officer